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                                                                      Exhibit 10


              Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent auditors" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-61592) and the related Statement of Additional Information appearing therein and pertaining to Lincoln National Variable Annuity Account H, and to the use therein of our reports dated (a) February 2, 2001, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2001, with respect to the financial statements of Lincoln National Variable Annuity Account H.


                                       /s/ Ernst & Young, LLP

Fort Wayne, Indiana
August 17, 2001